UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gragg Building, 11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(980) 365-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.
On July 21, 2017, Brighthouse Financial, Inc. (the “Company”) entered into a new term loan agreement (the “2017 Term Loan Agreement”) with respect to a new $600 million delayed draw term loan facility (the “2017 Term Loan Facility”), with Bank of America, N.A., as administrative agent, and the other lenders party thereto. The 2017 Term Loan Facility replaces the 2016 Term Loan Facility (as defined below). As of July 21, 2017, no borrowings were outstanding under either the 2017 Term Loan Facility or the 2016 Term Loan Facility.
The 2017 Term Loan Facility provides for maximum borrowings of up to $600 million which may be used for general corporate purposes, including in connection with the pending separation of the Company from MetLife, Inc. (the “separation”). Prior to the completion of the separation, which will take place as of 5 p.m. New York City time on August 4, 2017, the aggregate principal amount of borrowings under the Term Loan Agreement may not exceed $500 million. All borrowings under the 2017 Term Loan Facility must be repaid by the earlier to occur of (i) December 2, 2019 or (ii) if the separation has not occurred on or prior to August 15, 2017, August 15, 2017 (the “Termination Date”).
Amounts under the 2017 Term Loan Facility are available to the Company after the contribution by MetLife, Inc. of all of the limited liability company interests of Brighthouse Holdings, LLC (“Brighthouse Intermediate Company”) through August 15, 2017. Alternatively, prior to the completion of such contribution, the Company may draw down amounts from available commitments under the 2017 Term Loan Facility, provided that Brighthouse Intermediate Company provides a guaranty of such obligations.
Term loans under the 2017 Term Loan Facility will bear interest, at the Company’s option, at a variable rate equal to (i) the base rate (determined as the highest of (a) the Federal Funds Rate (as defined in the 2017 Term Loan Agreement) plus 0.50%, (b) the administrative agent’s prime rate and (c) the one month London interbank offered rate (“LIBOR”) plus 1.00%), plus an applicable margin ranging from 0.125% to 1.125% depending on the rating of the Company’s Index Debt (as defined in the 2017 Term Loan Agreement), or (ii) LIBOR plus an applicable margin ranging from 1.125% to 2.125% depending on the rating of the Company’s Index Debt. With respect to term loans accruing interest based on the base rate, interest payments are due quarterly in arrears on the last business day of each of March, June, September and December in each year and on the Termination Date. With respect to term loans accruing interest based on LIBOR, interest payments are due (i) on the last day of the applicable interest period, or, if such interest period is greater than three months, the last day of each three-month period, and (ii) in the event of any conversion of term loans accruing interest based on LIBOR prior to the end of the then-current interest period, on the effective date of such conversion. While any principal of or interest on any term loan accruing interest based on the base rate is overdue, the otherwise applicable interest rate will be raised 2.00% per annum on all such overdue amounts. While any principal on any term loan accruing interest based on LIBOR is overdue, such overdue principal will bear interest at a rate per annum equal to the sum of (i) 2.00% plus, (ii) an applicable margin ranging from 1.125% to 2.125% depending on the Index Debt rating, plus (iii) one-day or longer-term LIBOR depending on the period such principal remains unpaid. While any interest on any term loan accruing interest based on LIBOR is overdue, such overdue interest will bear interest at a rate per annum equal to the sum of (i) 2.00% plus, (ii) the base rate for such day, plus (iii) an applicable margin ranging from 1.125% to 2.125% based on the Index Debt rating. The 2017 Term Loan Agreement requires the Company to pay to the administrative agent, for the benefit of each lender, a commitment fee, which will accrue in an amount that ranges between 0.150% and 0.375% per annum, depending upon the Index Debt rating, for the daily undrawn commitment of each lender until such commitment is reduced to zero and terminated.
The 2017 Term Loan Facility is unsecured and ranks pari passu with the Company’s other material unsecured and unsubordinated indebtedness.
The 2017 Term Loan Agreement contains customary events of default, representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The 2017 Term Loan Agreement also requires the Company, beginning upon the earlier to occur of (a) the initial extension of credit under the 2017 Term Loan Facility and (b) the completion of the separation, to (i) maintain an Adjusted Consolidated Net Worth (as defined in the 2017 Term Loan Agreement) calculated as of the last day of each fiscal quarter, of not less than an amount equal to the sum of (A) the greater of (x) $8,100,000,000 and (y) 72% of the actual Adjusted Consolidated Net Worth of the Company (as defined in the 2017 Term Loan Agreement and determined as of the end of the first fiscal quarter ending after the completion of the separation) plus (B) 50% of the aggregate amount of equity issuances by the Company and its subsidiaries and the equity credit portion of securities given some equity credit by certain ratings agencies after the end of the first fiscal quarter ending following the completion of the separation, and (ii) not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization (each as defined in the 2017 Term Loan Agreement) to exceed 0.35 to 1.00, calculated as of the last day of each fiscal quarter.
If an event of default under the 2017 Term Loan Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable. In addition, the 2017 Term Loan Agreement provides that if either the Company or Brighthouse Intermediate Company becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the commitments under the 2017 Term Loan Facility will automatically be terminated and any outstanding obligations under the 2017 Term Loan Facility will automatically become immediately due and payable
The foregoing description of the 2017 Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2017 Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02.   Termination of a Material Definitive Agreement.
On July 21, 2017, concurrently with its entering into the 2017 Term Loan Agreement, the Company terminated the Term Loan Agreement, dated as of December 2, 2016, among the Company, JP Morgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (the “2016 Term Loan Agreement”) governing the Company’s former term loan facility (the “2016 Term Loan Facility”). The Company did not incur any early termination penalties in connection with the termination of the 2016 Term Loan Agreement.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Term Loan Agreement, dated as of July 21, 2017, among Brighthouse Financial, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By: /s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Executive Vice President, General
Counsel and Corporate Secretary

Date: July 21, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Term Loan Agreement, dated as of July 21, 2017, among Brighthouse Financial, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.

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